Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Miller and Lents, Ltd. hereby consents to the references in this Registration Statement on Amendment No.1 of Form S-3 of Energy XXI (Bermuda) Limited to our company and our report, dated August 27, 2007, which sets forth our estimates of the proved oil and gas reserves, as of June 30, 2007. We further consent to references of our company under the caption “Experts” in such Registration Statement.

MILLER AND LENTS, LTD.

By:	/s/ Stephen M. Hamburg
Stephen M. Hamburg
Vice President

Houston, Texas
February 15, 2008